SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 7, 2008

Date of Report

(Date of Earliest Event Reported)

PCS EDVENTURES!.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No. 000-49990

IDAHO	82-0475383
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

Issuer's Telephone Number:  (208) 343-3110

N/A

(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On October 1, 2007, PCS Edventures!.com, Inc. (hereinafter “PCS”) entered into a Non-Interest Bearing Promissory Note and Assignment of Equity (hereinafter the “Note”) with Global Techniques dba PCS Middle East (PCS ME) and Mohamed Yasser Refai, jointly (hereinafter “Borrowers”).

The Note stated that PCS loaned $250,000 US Dollars to Borrowers as a non-interest bearing note, in compliance with various Middle Eastern lending practices.  Proceeds of the loan were to be used for legal and accounting expenses, office space expansion and staffing increases, travel expenses, translation and localization fees, component manufacturing, and training and support center set-up costs.  PCS remitted funds based on the Note commitment that PCS was to continue to be the sole supplier of teacher training, robotics and electronics labs and content to Borrowers for the project with the Ministry of Education (“Ministry of Education”). If and when a contract is approved, the parties shall continue to be bound and perform their respective obligations under the License Agreement between Borrowers and PCS dated March 31, 2007.

Borrowers agreed to remit full payment to PCS on or before December 31, 2007 (hereinafter “Maturity Date”).  Should Borrowers not remit payment, but have documentation satisfactory to PCS that the Ministry of Education and Borrowers have entered into a binding and enforceable contract, PCS may extend the Maturity Date to the earlier of January 31, 2008 or three (3) business days following the Ministry of Education’s release of funds to Borrowers.

The Assignment of Equity was for security purposes only and used as collateral for the Note.  Should Borrowers default on the Note, PCS would acquire a twenty-five percent (25%) beneficial ownership in Global Techniques dba PCS Middle East.  At the Maturity Date, this security interest in Global Techniques will be relinquished by PCS with full payment of the note along with the payment of a $6,250 US Dollar redemption fee to PCS from Borrowers.

As of December 31, 2007, Borrowers neither provided sufficient documentation nor full payment of the Note.  As such, Borrowers were in default on the Note.  The Note will not be extended past the original date of maturity, December 31, 2007, due to the lack of sufficient supporting documentation.  PCS is in the process of perfecting its security interest in Global Techniques dba PCS Middle East.

Although Borrowers are in default on the Note, the Company does not believe that this circumstance has any effect on the progress of discussions involving a contract with the Ministry of Education, which, to the Company’s best knowledge, are ongoing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	January 7, 2008	By:	/s/Anthony A. Maher
Anthony A. Maher
CEO, President and Chairman of the Board of Directors